UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 27, 2022

Commission File No. 001-37811

BOK FINANCIAL CORP
(Exact name of registrant as specified in its charter)

Oklahoma		73-1373454
(State or other jurisdiction of Incorporation or Organization)		(IRS Employer Identification No.)

Bank of Oklahoma Tower
Boston Avenue at Second Street
Tulsa,	Oklahoma	74192
(Address of Principal Executive Offices)		(Zip Code)

(918) 588-6000
(Registrant’s telephone number, including area code)

N/A
___________________________________________
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 2.02. Results of Operations and Financial Condition.

On April 27, 2022, BOK Financial Corporation (“BOK Financial”) issued a press release announcing its financial results for the three months ended March 31, 2022 (“Press Release”). The full text of the Press Release is attached as Exhibit 99.1(a) to this report and is incorporated herein by reference. On April 27, 2022, in connection with the issuance of the Press Release, BOK Financial released financial information related to the three months ended March 31, 2022 (“Financial Information”), which includes certain historical financial information relating to BOK Financial. The Financial Information is attached as Exhibit 99.1(b) to this report and is incorporated herein by reference.

ITEM 7.01. Regulation FD Disclosure.

On April 27, 2022, in connection with the issuance of the Press Release, BOK Financial released financial information related to the three months ended March 31, 2022 (“Financial Information”), which includes certain historical financial information relating to BOK Financial. The Financial Information is attached as Exhibit 99.2(a) to this report and is incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits.

(d)    Exhibits

99.1    Text of Press Release, dated April 27, 2022, titled "BOK Financial Corporation Reports Quarterly Earnings of $62 million or $0,91 Per Share in the First Quarter" and Financial Information for the Three Months Ended March 31, 2022.

99.2    Earnings conference call presentation, dated April 27, 2022 titled “Q1 Earnings Conference Call" for the Three Months Ended March 31, 2022.
104    Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        BOK FINANCIAL CORPORATION

                        By: /s/ Steven E. Nell
                         Steven E. Nell
                         Executive Vice President
                         Chief Financial Officer
Date: April 27, 2022